Stifel Reports Record Full Year Results

Announces 11% Common Stock Dividend Increase and Three-For-Two Stock Split

ST. LOUIS, MO, January 28, 2026 – Stifel Financial Corp. (NYSE: SF) today reported net revenues of $1.56 billion for the three months ended December 31, 2025, compared with $1.36 billion a year ago. Net income available to common shareholders was $255.0 million, or $2.31 per diluted common share, compared with $234.7 million, or $2.09 per diluted common share for the fourth quarter of 2024. Non-GAAP net income available to common shareholders was $290.0 million, or $2.63 per diluted common share for the fourth quarter of 2025.

Net revenues of $5.53 billion for the year ended December 31, 2025, compared to $4.97 billion a year ago. Net income available to common shareholders was $646.5 million, or $5.87 per diluted common share, compared with $694.1 million, or $6.25 per diluted common share in 2024. Non-GAAP net income available to common shareholders was $744.3 million, or $6.76 per diluted common share in 2025.

Ronald J. Kruszewski, Chairman and Chief Executive Officer, said “2025 marked a record year for Stifel and demonstrated the strength of our platform and long-term strategy. While we remain attentive to market and geopolitical risks, we are confident in our ability to navigate uncertainty and continue to deliver for clients and shareholders.”

Full Year Highlights

The Company reported record net revenues of $5.53 billion, driven by higher investment banking revenues, asset management revenues, transactional revenues, and net interest income.

Non-GAAP net income available to common shareholders of $6.76 per diluted common share was negatively impacted by elevated provisions for legal matters of $1.16 per diluted common share (after-tax). (13)

Record asset management revenues, up 11% over 2024.

Investment banking revenue increased 26% over 2024.

Record quarter-end client assets of $551.9 billion, up 10% over 2024.

Non-GAAP pre-tax margin of 17.9% (negatively impacted by elevated legal provisions of 3.2%). (13)

Return on average tangible common equity (ROTCE) (5) of 21.0% (negatively impacted by elevated legal provisions of 3.8%). (13)

Tangible book value per common share (7) of $37.50, up 7% from prior year.

Fourth Quarter Highlights

Quarterly record net revenues of $1.56 billion, driven by higher investment banking revenues and asset management revenues.

Non-GAAP net income available to common shareholders of $2.63 per diluted common share.

Investment banking revenue increased 50% over the year-ago quarter.

Non-GAAP pre-tax margin of 22.3%.

Annualized ROTCE (5) of 31.1%.

Other Highlights

Board of Directors approved an 11% increase in common stock dividend starting in the first quarter of 2026.

Board of Directors declared a three-for-two stock split, effective February 26, 2026, to shareholders of record on February 12, 2026.

Financial Summary (Unaudited)
(000s)	4Q 2025	4Q 2024	FY 2025	FY 2024

GAAP Financial Highlights:

Net revenues	$1,560,579	$1,364,682	$5,529,730	$4,970,320

Net income (1)	$255,041	$234,685	$646,498	$694,098

Diluted EPS (1)	$2.31	$2.09	$5.87	$6.25

Comp. ratio	59.3%	58.3%	59.2%	58.7%

Non-comp. ratio	21.0%	22.2%	25.0%	22.6%

Pre-tax margin	19.7%	19.5%	15.8%	18.7%

Non-GAAP Financial Highlights:

Net revenues	$1,560,593	$1,364,721	$5,529,824	$4,971,051

Net income (1) (2)	$290,012	$249,710	$744,293	$755,896

Diluted EPS (1) (2)	$2.63	$2.23	$6.76	$6.81

Comp. ratio (2)	58.0%	58.0%	58.0%	58.0%

Non-comp. ratio (2)	19.7%	21.3%	24.1%	21.9%

Pre-tax margin (3)	22.3%	20.7%	17.9%	20.1%

ROCE (4)	22.2%	20.1%	14.8%	15.9%

ROTCE (5)	31.1%	28.3%	21.0%	22.7%

Global Wealth Management (assets and loans in millions)

Net revenues	$933,150	$865,209	$3,536,780	$3,283,960

Pre-tax net income	$330,073	$316,318	$1,105,184	$1,207,942

Total client assets	$551,863	$501,402

Fee-based client assets	$224,488	$192,705

Bank loans, net (6)	$22,427	$21,311

Institutional Group

Net revenues	$609,703	$478,335	$1,914,846	$1,592,833

Equity	$407,066	$280,159	$1,160,103	$926,729

Fixed Income	$202,637	$198,176	$754,743	$666,104

Pre-tax net income	$151,677	$95,681	$329,439	$223,400

Media Contact: Neil Shapiro (212) 271-3447 | Investor Contact: Joel Jeffrey (212) 271- 3610 | www.stifel.com/investor-relations

Global Wealth Management

Fourth Quarter Results

Global Wealth Management reported record net revenues of $933.2 million for the three months ended December 31, 2025, compared with $865.2 million during the fourth quarter of 2024. Pre-tax net income was $330.1 million compared with $316.3 million in the fourth quarter of 2024.

Highlights

Client assets of $551.9 billion, up 10% over the year-ago quarter.

Fee-based client assets of $224.5 billion, up 16% over the year-ago quarter.

Recruited 14 financial advisors during the quarter, including 9 experienced employee advisors with total trailing 12-month production of $5.4 million.

Net revenues increased 8% from a year ago:

Transactional revenues increased 3% over the year-ago quarter, reflecting an increase in client activity.

Asset management revenues increased 12% over the year-ago quarter, reflecting higher asset values due to improved market conditions and net new asset growth.

Net interest income increased 3% over the year-ago quarter primarily driven by balance sheet growth, partially offset by lower interest rates.

Total Expenses:

Compensation expense as a percentage of net revenues increased to 50.2% primarily attributable to higher variable and deferred compensation costs.

Provision for credit losses decreased from a year ago primarily as a result of a modest improvement in macroeconomic conditions, partially offset by loan growth in the retained portfolio and specific reserves on individual credits.

Non-compensation operating expenses as a percentage of net revenues decreased to 14.4% primarily attributable to the decrease in the provision for credit losses.

Summary Results of Operations

(000s)	4Q 2025	4Q 2024

Net revenues	$933,150	$865,209

Transactional revenues	206,654	200,564

Asset management	455,766	405,800

Net interest income	261,624	254,337

Investment banking	8,334	5,198

Other income	772	(690)

Total expenses	$603,077	$548,891

Compensation expense	468,040	419,466

Provision for credit losses	9,740	11,893

Non-comp. operating expenses	125,297	117,532

Pre-tax net income	$330,073	$316,318

Compensation ratio	50.2%	48.5%

Non-compensation ratio	14.4%	14.9%

Pre-tax margin	35.4%	36.6%

Stifel Financial Corp. | Page 2

Institutional Group

Fourth Quarter Results

Institutional Group reported net revenues of $609.7 million for the three months ended December 31, 2025, compared with $478.3 million during the fourth quarter of 2024. Pre-tax net income was $151.7 million compared with $95.7 million in the fourth quarter of 2024.

Highlights

Investment banking revenues increased 50% from a year ago:

Advisory revenues increased 46% over the year-ago quarter, driven by higher levels of completed advisory transactions.

Equity capital raising revenues increased 99% over the year-ago quarter, driven by higher volumes and larger deal sizes.

Fixed income capital raising revenues increased 23% over the year-ago quarter primarily driven by higher bond issuances reflecting a more favorable financing environment and larger deal sizes.

Fixed income transactional revenues decreased 18% from a year ago:

Fixed income transactional revenues were impacted by lower realized trading gains during the quarter.

Equity transactional revenues increased 6% from a year ago:

Equity transactional revenues increased from the year-ago quarter primarily driven by an increase in equities trading commissions.

Total Expenses:

Compensation expense as a percentage of net revenues decreased to 56.8% primarily attributable to increased operational efficiency and revenue growth, partially offset by higher revenue-related compensation.

Non-compensation operating expenses as a percentage of net revenues decreased to 18.3% primarily attributable to expense discipline and revenue growth, partially offset by higher investment banking expenses.

Summary Results of Operations

(000s)	4Q 2025	4Q 2024

Net revenues	$609,703	$478,335

Investment banking	447,522	299,221

Advisory	276,607	189,912

Equity capital raising	95,320	47,885

Fixed income capital raising	75,595	61,424

Fixed income transactional	96,798	118,700

Equity transactional	62,950	59,409

Other	2,433	1,005

Total expenses	$458,026	$382,654

Compensation expense	346,507	280,261

Non-comp. operating expenses	111,519	102,393

Pre-tax net income	$151,677	$95,681

Compensation ratio	56.8%	58.6%

Non-compensation ratio	18.3%	21.4%

Pre-tax margin	24.9%	20.0%

Stifel Financial Corp. | Page 3

Global Wealth Management

Full Year Results

Global Wealth Management reported record net revenues of $3.54 billion for the year ended December 31, 2025, compared with $3.28 billion in 2024. Pre-tax net income was $1.11 billion compared with $1.21 billion in 2024.

Highlights

Added 181 financial advisors during the year, including 54 experienced employee advisors, 2 experienced independent advisors, and 36 experienced financial advisors from B. Riley, with a combined total trailing 12-month production of $86.3 million.

Net revenues increased 8% from prior year:

Transactional revenues increased 4% from prior year, reflecting an increase in client activity.

Asset management revenues increased 11% from prior year, reflecting higher asset values due to improved market conditions and net new asset growth.

Net interest income increased 5% from prior year primarily driven by balance sheet growth, partially offset by lower interest rates and changes in the deposit mix.

Total Expenses:

Compensation expense as a percentage of net revenues increased to 49.5% primarily attributable to higher variable and deferred compensation costs.

Provision for credit losses was primarily impacted by overall loan growth in the retained portfolio and specific reserves on individual credits.

Non-compensation operating expenses as a percentage of net revenues increased to 19.3% primarily attributable to higher litigation-related expenses and an increase in the provision for credit losses.

Summary Results of Operations

(000s)	FY 2025	FY 2024

Net revenues	$3,536,780	$3,283,960

Transactional revenues	778,793	752,352

Asset management	1,700,209	1,536,296

Net interest income	1,018,633	967,712

Investment banking	26,995	21,475

Other income	12,150	6,125

Total expenses	$2,431,596	$2,076,018

Compensation expense	1,752,199	1,605,148

Provision for credit losses	38,404	25,102

Non-comp. operating expenses	640,993	445,768

Pre-tax net income	$1,105,184	$1,207,942

Compensation ratio	49.5%	48.9%

Non-compensation ratio	19.3%	14.3%

Pre-tax margin	31.2%	36.8%

Stifel Financial Corp. | Page 4

Institutional Group

Full Year Results

Institutional Group reported net revenues of $1.91 billion for the year ended December 31, 2025, compared with $1.59 billion in 2024. Pre-tax net income was $329.4 million compared with $223.4 million in 2024.

Highlights

Investment banking revenues increased 26% from prior year:

Advisory revenues increased 25% from prior year, driven by higher levels of completed advisory transactions.

Equity capital raising revenues increased 44% from prior year, driven by higher volumes as clients actively engaged in capital raising opportunities in a more constructive market environment.

Fixed income capital raising revenues increased 12% from prior year driven by higher bond issuances reflecting a more favorable financing environment.

Fixed income transactional revenues increased 11% from prior year:

Fixed income transactional revenues increased from prior year, driven by improved client engagement, market volatility, and realized trading gains.

Equity transactional revenues increased 13% from prior year:

Equity transactional revenues increased from prior year, driven by an increase in equities trading commissions.

Total Expenses:

Compensation expense as a percentage of net revenues remained relatively consistent with prior year.

Non-compensation operating expenses as a percentage of net revenues decreased to 22.5% primarily attributable to expense discipline and revenue growth, partially offset by higher investment banking expenses.

Summary Results of Operations

(000s)	FY 2025	FY 2024

Net revenues	$1,914,846	$1,592,833

Investment banking	1,223,746	973,356

Advisory	720,652	577,432

Equity capital raising	269,278	186,877

Fixed income capital raising	233,816	209,047

Fixed income transactional	437,826	393,013

Equity transactional	242,336	215,223

Other	10,938	11,241

Total expenses	$1,585,407	$1,369,433

Compensation expense	1,153,895	959,602

Non-comp. operating expenses	431,512	409,831

Pre-tax net income	$329,439	$223,400

Compensation ratio	60.3%	60.2%

Non-compensation ratio	22.5%	25.8%

Pre-tax margin	17.2%	14.0%

Stifel Financial Corp. | Page 5

Other Matters

Highlights

Total assets increased $1.4 billion, or 3%, over the year-ago quarter.

On January 26, 2026, the Board of Directors approved an 11% increase in the quarterly dividend to $0.51 per common share starting in the first quarter of 2026.

On January 26, 2026, the Board of Directors declared a three-for-two stock split, effective February 26, 2026, to shareholders of record at the close of business on February 12, 2026.

The Company repurchased $39.0 million of its outstanding common stock during the fourth quarter. During 2025, the Company repurchased $370.6 million of its outstanding common stock, including $126.0 million in connection with net-share settlements under its equity compensation plan.

Weighted average diluted shares outstanding decreased primarily due to share repurchases, partially offset by the increase in the Company’s share price.

The effective tax rate was primarily impacted by the benefit related to the tax impact on stock-based compensation.

The Board of Directors declared a $0.46 quarterly dividend per share, payable on December 15, 2025, to common shareholders of record on December 1, 2025.

The Board of Directors declared a quarterly dividend on the outstanding shares of the Company’s preferred stock, payable on December 15, 2025, to shareholders of record on December 1, 2025.

	4Q 2025	4Q 2024	FY 2025	FY 2024

Common stock repurchases

Repurchases (000s)	$39,044	$45,461	$370,592	$242,628

Number of shares (000s)	335	408	3,673	3,140

Average price	$116.52	$111.30	$100.90	$77.28

Period end shares (000s)	101,664	102,171	101,664	102,171

Weighted average diluted shares outstanding (000s)	110,344	112,089	110,052	110,975

Effective tax rate	14.1%	8.3%	21.5%	21.2%

Stifel Financial Corp. (8)

Tier 1 common capital ratio	15.5%	15.4%

Tier 1 risk based capital ratio	18.3%	18.2%

Tier 1 leverage capital ratio	11.4%	11.4%

Tier 1 capital (MM)	$4,503	$4,331

Risk weighted assets (MM)	$24,603	$23,742

Average assets (MM)	$39,415	$38,073

Quarter end assets (MM)	$41,271	$39,896

Agency	Rating	Outlook

Fitch Ratings	BBB+	Stable

S&P Global Ratings	BBB	Stable

Stifel Financial Corp. | Page 6

Conference Call Information

Stifel Financial Corp. will host its fourth quarter and full year 2025 financial results conference call on Wednesday, January 28, 2026, at 9:30 a.m. Eastern Time. The conference call may include forward-looking statements.

All interested parties are invited to listen to Stifel’s Chairman and CEO, Ronald J. Kruszewski, by dialing (800) 330-6710 and referencing conference ID 7359166. A live audio webcast of the call, as well as a presentation highlighting the Company’s results, will be available through the Company’s web site, www.stifel.com. For those who cannot listen to the live broadcast, a replay of the broadcast will be available through the above-referenced web site beginning approximately one hour following the completion of the call.

Company Information

Stifel Financial Corp. (NYSE: SF) is a diversified financial services firm providing wealth management, commercial and investment banking, trading, and research services to individuals, institutions, and municipalities. Founded in 1890 and headquartered in St. Louis, Missouri, the firm operates more than 400 offices across the United States and in major global financial centers. As a firm where success meets success, Stifel works closely with retail and institutional clients aiming to transform opportunities into achievement. To learn more about Stifel, please visit the Company’s website at www.stifel.com. For global disclosures, please visit www.stifel.com/investor-relations/press-releases.

A financial summary follows. Financial, statistical and business-related information, as well as information regarding business and segment trends, is included in the financial supplement. Both the earnings release and the financial supplement are available online in the Investor Relations section at www.stifel.com/investor-relations.

The information provided herein and in the financial supplement, including information provided on the Company’s earnings conference calls, may include certain non-GAAP financial measures. The definition of such measures or reconciliation of such measures to the comparable U.S. GAAP figures are included in this earnings release and the financial supplement, both of which are available online in the Investor Relations section at www.stifel.com/investor-relations.

Cautionary Note Regarding Forward-Looking Statements

This earnings release contains certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements in this earnings release not dealing with historical results are forward-looking and are based on various assumptions. The forward-looking statements in this earnings release are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities: the ability to successfully integrate acquired companies or the branch offices and financial advisors; a material adverse change in financial condition; the risk of borrower, depositor, and other customer attrition; a change in general business and economic conditions; changes in the interest rate environment, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation and regulation; other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the companies’ operations, pricing, and services; and other risk factors referred to from time to time in filings made by Stifel Financial Corp. with the Securities and Exchange Commission. For information about the risks and important factors that could affect the Company’s future results, financial condition and liquidity, see “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. Forward-looking statements speak only as to the date they are made. The Company disclaims any intent or obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Stifel Financial Corp. | Page 7

Summary Results of Operations (Unaudited)

	Three Months Ended					Year Ended

(000s, except per share amounts)	12/31/2025	12/31/2024	% Change	9/30/2025	% Change	12/31/2025	12/31/2024	% Change

Revenues:

Commissions	$213,204	$203,786	4.6	$206,075	3.5	$813,618	$756,024	7.6

Principal transactions	153,198	174,887	(12.4)	177,876	(13.9)	645,337	604,564	6.7

Investment banking	455,856	304,419	49.7	323,483	40.9	1,250,741	994,831	25.7

Asset management	455,797	405,825	12.3	431,399	5.7	1,700,345	1,536,674	10.7

Other income	5,424	3,294	64.7	14,228	(61.9)	33,923	43,129	(21.3)

Operating revenues	1,283,479	1,092,211	17.5	1,153,061	11.3	4,443,964	3,935,222	12.9

Interest revenue	469,377	500,661	(6.2)	481,504	(2.5)	1,903,569	2,016,464	(5.6)

Total revenues	1,752,856	1,592,872	10.0	1,634,565	7.2	6,347,533	5,951,686	6.7

Interest expense	192,277	228,190	(15.7)	205,169	(6.3)	817,803	981,366	(16.7)

Net revenues	1,560,579	1,364,682	14.4	1,429,396	9.2	5,529,730	4,970,320	11.3

Non-interest expenses:

Compensation and benefits	925,154	795,750	16.3	839,820	10.2	3,272,130	2,916,229	12.2

Non-compensation operating expenses	327,516	302,731	8.2	303,530	7.9	1,386,461	1,125,647	23.2

Total non-interest expenses	1,252,670	1,098,481	14.0	1,143,350	9.6	4,658,591	4,041,876	15.3

Income before income taxes	307,909	266,201	15.7	286,046	7.6	871,139	928,444	(6.2)

Provision for income taxes	43,548	22,196	96.2	74,675	(41.7)	187,360	197,065	(4.9)

Net income	264,361	244,005	8.3	211,371	25.1	683,779	731,379	(6.5)

Preferred dividends	9,320	9,320	0.0	9,320	0.0	37,281	37,281	0.0

Net income available to common shareholders	$255,041	$234,685	8.7	$202,051	26.2	$646,498	$694,098	(6.9)

Earnings per common share:

Basic	$2.48	$2.26	9.7	$1.96	26.5	$6.25	$6.67	(6.3)

Diluted	$2.31	$2.09	10.5	$1.84	25.5	$5.87	$6.25	(6.1)

Cash dividends declared per common share	$0.46	$0.42	9.5	$0.46	—	$1.84	$1.68	9.5

Weighted average number of common shares outstanding:

Basic	102,787	103,856	(1.0)	103,119	(0.3)	103,497	104,066	(0.5)

Diluted	110,344	112,089	(1.6)	110,058	0.3	110,052	110,975	(0.8)

Stifel Financial Corp.  |  Page 8

Non-GAAP Financial Measures (9)

	Three Months Ended		Year Ended

(000s, except per share amounts)	12/31/2025	12/31/2024	12/31/2025	12/31/2024

GAAP net income	$264,361	$244,005	$683,779	$731,379

Preferred dividend	9,320	9,320	37,281	37,281

Net income available to common shareholders	255,041	234,685	646,498	694,098

Non-GAAP adjustments:

Merger-related (10)	24,207	16,820	69,922	60,745

Restructuring and severance (11)	16,525	(430)	47,631	10,792

Provision for income taxes (12)	(5,761)	(1,365)	(19,758)	(9,739)

Total non-GAAP adjustments	34,971	15,025	97,795	61,798

Non-GAAP net income available to common shareholders	$290,012	$249,710	$744,293	$755,896

Weighted average diluted shares outstanding	110,344	112,089	110,052	110,975

GAAP earnings per diluted common share	$2.39	$2.18	$6.21	$6.59

Non-GAAP adjustments	0.32	0.14	0.89	0.56

Non-GAAP earnings per diluted common share	$2.71	$2.32	$7.10	$7.15

GAAP earnings per diluted common share available to common shareholders	$2.31	$2.09	$5.87	$6.25

Non-GAAP adjustments	0.32	0.14	0.89	0.56

Non-GAAP earnings per diluted common share available to common shareholders	$2.63	$2.23	$6.76	$6.81

Stifel Financial Corp.  |  Page 9

GAAP to Non-GAAP Reconciliation (9)

	Three Months Ended		Year Ended

(000s)	12/31/2025	12/31/2024	12/31/2025	12/31/2024

GAAP compensation and benefits	$925,154	$795,750	$3,272,130	$2,916,229

As a percentage of net revenues	59.3%	58.3%	59.2%	58.7%

Non-GAAP adjustments:

Merger-related (10)	(3,485)	(4,641)	(17,191)	(22,039)

Restructuring and severance (11)	(16,525)	430	(47,631)	(10,792)

Total non-GAAP adjustments	(20,010)	(4,211)	(64,822)	(32,831)

Non-GAAP compensation and benefits	$905,144	$791,539	$3,207,308	$2,883,398

As a percentage of non-GAAP net revenues	58.0%	58.0%	58.0%	58.0%

GAAP non-compensation expenses	$327,516	$302,731	$1,386,461	$1,125,647

As a percentage of net revenues	21.0%	22.2%	25.0%	22.6%

Non-GAAP adjustments:

Merger-related (10)	(20,708)	(12,140)	(52,637)	(37,975)

Non-GAAP non-compensation expenses	$306,808	$290,591	$1,333,824	$1,087,672

As a percentage of non-GAAP net revenues	19.7%	21.3%	24.1%	21.9%

Total adjustments	$40,732	$16,390	$117,553	$71,537

Stifel Financial Corp. | Page 10

Footnotes

(1)	Represents available to common shareholders.
(2)	Reconciliations of the Company’s GAAP results to these non-GAAP measures are discussed within and under “Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliation.”
(3)	Non-GAAP pre-tax margin is calculated by adding total non-GAAP adjustments and dividing it by non-GAAP net revenues. See “Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliation.”
(4)

Return on average common equity (“ROCE”), a non-GAAP financial measure, is calculated by dividing full year or annualized net income applicable to common shareholders by average common shareholders’ equity.

(5)

Return on average tangible common equity (“ROTCE”), a non-GAAP financial measure, is calculated by dividing full year or annualized net income applicable to common shareholders by average tangible common equity. Tangible common equity, also a non-GAAP financial measure, equals total common shareholders’ equity less goodwill and identifiable intangible assets and the deferred taxes on goodwill and intangible assets. Average deferred taxes on goodwill and intangible assets were $90.7 million and $80.3 million as of December 31, 2025, and 2024, respectively.

(6)	Includes loans held for sale.
(7)

Tangible book value per common share, a non-GAAP financial measure, represents shareholders’ equity (excluding preferred stock) divided by period end common shares outstanding. Tangible common shareholders’ equity equals total common shareholders’ equity less goodwill and identifiable intangible assets and the deferred taxes on goodwill and intangible assets.

(8)	Capital ratios are estimates at the time of the Company’s earnings release, January 28, 2026.
(9)

The Company prepares its Consolidated Financial Statements using accounting principles generally accepted in the United States (U.S. GAAP). The Company may disclose certain “non-GAAP financial measures” during its earnings releases, earnings conference calls, financial presentations and otherwise. The Securities and Exchange Commission defines a “non-GAAP financial measure” as a numerical measure of historical or future financial performance, financial position, or cash flows that is subject to adjustments that effectively exclude, or include, amounts from the most directly comparable measure calculated and presented in accordance with U.S. GAAP. Non-GAAP financial measures disclosed by the Company are provided as additional information to analysts, investors and other stakeholders in order to provide them with greater transparency about, or an alternative method for assessing the Company’s financial condition or operating results. These measures are not in accordance with, or a substitute for U.S. GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies. Whenever the Company refers to a non-GAAP financial measure, it will also define it or present the most directly comparable financial measure calculated and presented in accordance with U.S. GAAP, along with a reconciliation of the differences between the non-GAAP financial measure it references and such comparable U.S. GAAP financial measure.

(10)

Primarily related to charges attributable to integration-related activities, signing bonuses, amortization of restricted stock awards, debentures, and promissory notes issued as retention, additional earn-out expense, and amortization of intangible assets acquired. These costs were directly related to acquisitions of certain businesses and are not representative of the costs of running the Company’s on-going business.

(11)	The Company recorded severance costs associated with workforce reductions in certain of its foreign subsidiaries.
(12)	Primarily represents the Company’s effective tax rate for the period applied to the non-GAAP adjustments.
(13)

During the first quarter of 2025, we recognized elevated provisions for legal matters of $180 million, included in other operating expenses within the Global Wealth Management segment. Please refer to our first quarter 2025 earnings release.

Stifel Financial Corp. | Page 11